UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 8, 2005

Anixter International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5989	94-1658138
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2301 Patriot Blvd, Glenview , Illinois		60026
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	224-521-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 8, 2005, Anixter International Inc. (the "Company") declared its tender offer to purchase the shares of Infast Group plc, ("Infast"), a U.K.-based distributor of fasteners and other "C" class inventory components to OEMs (the "Offer"), "wholly unconditional." The cash offer price of 34 pence per share (approximately $72 million) for the shares was subject, among other things, to the Company receiving 90% of the stock through the tender offer, which conditions were met. The Company has replaced the Infast directors with its own appointees effective July 8, 2005.

The Company's press releases issued in the United States and United Kingdom are attached as Exhibits 99.1 and 99.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release issued in United States, dated July 11, 2005, issued by Anixter International Inc.
99.2 Press Release issued in United Kingdom, dated July 8, 2005, issued by Anixter International Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anixter International Inc.

July 11, 2005	By:	Dennis J. Letham

Name: Dennis J. Letham
Title: Senior Vice President - Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued in United States, dated July 11, 2005, issued by Anixter International Inc.
99.2	Press Release issued in United Kingdom, dated July 8, 2005, issued by Anixter International Inc.